Exhibit 99.1

1 2017 First Quarter Financial Results May 3, 2017 NYSE: CF

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company’s senior secured indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with the Company’s ability to utilize its tax net operating losses and other tax assets, including the risk that the use of such tax benefits is limited by an “ownership change” (as defined under the Internal Revenue Code and related Internal Revenue Service pronouncements); risks associated with changes in tax laws and disagreements with taxing authorities; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net earnings, and adjusted net earnings per diluted share, and, on a segment basis, adjusted gross margin, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net earnings, adjusted net earnings per diluted share, and adjusted gross margin included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net earnings, adjusted net earnings per diluted share, and adjusted gross margin to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net (loss) earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net earnings is defined as net (loss) earnings attributable to common stockholders adjusted with the impacts of the selected items included in net (loss) earnings as summarized in the tables accompanying this presentation. The company has presented adjusted net earnings and adjusted net earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance.

Table of contents Safe Harbor Statement/Note Regarding Non-GAAP Financial Measures 2-3 Overview of Financial Results 5-10 CF Well Positioned for Industry Recovery 11-21 Capital Allocation and Structure 22-23 Appendix 24-29 Cover Page: Donaldsonville Urea Conveyer Belt

Overview of Financial Results Donaldsonville Urea Warehouse

First quarter 2017 results

Financial Overview	• Q1 net loss of $23 million, or ($0.10) per diluted share. Q1 adjusted net earnings of $11 million, or $0.05 per diluted share[(1)] • Q1 EBITDA of $218 million and Q1 adjusted EBITDA of $272 million[(2)] • Tax refunds of approximately $800 million expected to be received in Q3 2017 • Cash and cash equivalents of ~$1.3 billion on the balance sheet as of March 31, 2017
Commercial Environment	• Average selling prices for Q1 2017 were lower than Q1 2016 due to greater global nitrogen supply availability • Highest quarterly sales volume in company's history of 4.75 million tons as increased supply met strong early season demand for ammonia and UAN in Southern Plains and Lower Midwest • Exports of ammonia and UAN significantly higher year-over-year as company continues to develop a global portfolio of customers to optimize the overall business • Urea exports from China during Q1 approximately 1.2 million metric tons, lowest quarterly volume since Q2 2013 • CF continues to expect 5-6 million metric tons of total urea exports from China in 2017, a decline of up to 44 percent compared to 2016 and up to 64 percent compared to 2015
Safe and Efficient Operations	• 12-month rolling average recordable incident rate of 1.13 incidents per 200,000 work hours • Q1 production levels were the largest for any quarter in company's history • Q1 gross ammonia production was 2.5 million, 25% higher than Q1 2016

(1) See slide 25 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share
(2) See slide 26 for reconciliation of EBITDA and adjusted EBITDA

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Financial results – first quarter 2017 Depreciation and amortization (excluding corporate) related to property, plant and equipment was $193 million for the three months ended March 31, 2017, and $136 million for the three months ended March 31, 2016 See slide 25 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share See slide 26 for reconciliation of EBITDA and adjusted EBITDA Includes the cost of natural gas that is included in cost of sales during the period under the first-in, first-out inventory cost method Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives In millions, except percentages, per MMBtu and EPS 2017 Q1 2016 Q3 2016 Q1 2015 Q3 Net sales $ 1,037 $ 1,004 Gross margin(1) 106 217 - As percentage of net sales 10.2% 21.6 % Net (loss) earnings attributable to common stockholders (23) 26 Adjusted net earnings(2) 11 100 Net (loss) earnings per diluted share (0.10) 0.11 Adjusted net earnings per diluted share(2) 0.05 0.43 EBITDA(3) 218 207 Adjusted EBITDA(3) 272 300 Diluted average shares outstanding 233.1 233.5 Natural gas (per MMBtu): Natural gas costs in cost of sales(4) $ 3.66 $ 2.51 Realized derivatives (gain) loss in cost of sales(5) (0.01) 0.80 Cost of natural gas in cost of sales 3.65 3.31 Unrealized net mark-to-market loss on natural gas derivatives 53 21

Items affecting comparability of financial results by line item Three months ended March 31, In millions, pre-tax amounts 2017 Pre-Tax 2016 Q3 2017 After-Tax 2015 Q3 2016 Pre-Tax 2016 Q3 2016 After-Tax 2015 Q3 Depreciation and amortization(1) $ 205 $ 128 $ 146 $ 91 Unrealized net mark-to-market loss on natural gas derivatives(2) 53 33 21 13 Transaction costs(3) - - 14 9 Loss on foreign currency transactions including intercompany loans(4) - - 45 44 Capacity expansion project expenses(4) - - 16 10 Strategic Venture with CHS: Noncontrolling interest(5) 8 8 17 17 Loss on embedded derivative liability(4) 1 1 - - Total Impact of Significant Items $ 267 $ 170 $ 259 $ 184 Included in cost of sales and selling, general and administrative expense in our consolidated statements of operations Included in cost of sales in our consolidated statement of operations Transaction costs relate to costs of various consulting and legal services associated with the company’s proposed combination with certain businesses of OCI and the company’s strategic venture with CHS Included in other operating-net in our consolidated statements of operations Included in net earnings attributable to noncontrolling interests in our consolidated statements of operations

Change in depreciation and amortization (D&A) by segment – 2014 to projected 2017

CF's D&A by Segment: 2014 Actuals and Projected 2017 Run Rate

$ Millions



900
800
700
600
500
400
300
200
100
0
$393
~$875
Corporate(1)
Other
Ammonia
Urea
UAN
AN
2014
Projected 2017 Run Rate

Significant Items Contributing to Change in D&A

Acquisition of CF Fertilisers UK Nitric Acid and NPK Plants in 2015[2]

Acquisition of CF Fertilisers UK 2 Ammonia Plants in 2015[2]
Completion of Donaldsonville Ammonia Plant in 2016
Completion of Port Neal Ammonia Plant in 2016

Completion of Donaldsonville Urea Plant in 2015
Completion of Port Neal Urea Plant in 2016

Completion of Donaldsonville UAN Plant in 2016

Acquisition of CF Fertilisers UK 2 AN Prills Plants in 2015[2]
Reconfiguration of Yazoo City AN Plants in 2015/2016

D&A $/Ton

Product	2014[3]	Projected 2017 Run Rate[4]
Ammonia	$23	$40
Urea[5]	$15	$52
UAN	$29	$38
AN[6]	$49	$40

(1) *Includes D&A related to corporate PPE, loan cost amortization, and equity investment amortization*
(2) *CF's purchase of Yara's 50% ownership of GrowHow on July 31, 2015*
(3) *Represents each segment's reported D&A on a per ton basis*
(4) *Represents projected 2017 run rate D&A divided by average annual production capacity of net ammonia (excluding PLNL), urea, UAN, and AN as disclosed in CF's 2016 Annual Report of Form 10-K. Actuals will be impacted by actual future capital spending, production rates, and product mix decisions*
(5) *The increase in D&A $/ton for urea is the result of the increased D&A for both ammonia and urea expansion project plants*
(6) *While total AN D&A increased relative to 2014, its D&A per ton is anticipated to decrease as total average annual production capacity relative to 2014 sales volumes increased by a higher percentage than the increase in total segment D&A*

CF
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Unrealized loss on natural gas derivatives Segment adjusted gross margin Adjusted Gross Margin by Segment(1) $M See slide 27 for a reconciliation of adjusted gross margin to gross margin, the most directly comparable GAAP measure Represents depreciation and amortization included in cost of sales Segment gross margin as reported Ammonia Urea UAN AN Other Gross Margin(3) D&A(2) $91 $78 $91 $92 $142 $116 $36 $40 $14 $26 $M $M $M $M 0 20 40 60 80 100 120 140 160 2016 Q1 2017 Q1 0 20 40 60 80 100 120 140 160 2016 Q1 2017 Q1 0 5 10 15 20 25 30 35 40 2016 Q1 2017 Q1 0 5 10 15 20 25 30 35 40 2016 Q1 2017 Q1

Port Neal Nitrogen Complex CF Well Positioned for Industry Recovery

Market outlook

North American Spring Demand Outlook Positive

- Anticipate strong demand for nitrogen during spring application, driven by ~90 million acres of corn expected to be planted in the U.S.
- Wet and cold weather during March and April in Midwest stopped field work and delayed ammonia applications
- Upgraded products such as urea and UAN will be required to make up for ammonia not applied during fall or early spring application seasons

Chinese Marginal Producers: Continued Rising Costs and Decreased Production

- Global nitrogen supply surplus continues to pressure marginal producers in China and other regions
- Chinese urea production costs estimated to be $15-20 per metric ton higher than mid-2016 due primarily to higher anthracite coal prices
- Published operating rates in China during Q1 averaged 57 percent and there have been significantly lower Chinese urea exports so far in 2017

Changing Global Trade Flows

- India's absence from global urea market through March created additional challenges for producers
- Even with significantly reduced Chinese urea exports, global trade flows are unsettled as nitrogen producers attempt to find new outlets for their production
- As nitrogen prices in North America rose through Q4 2016 into Q1 2017, imports into North America increased which, coupled with higher North American production and changing buyer behavior, drove prices down significantly as the quarter progressed
- CF anticipates uneven pricing environment to continue through 2017, with spring increase possible before prices return to seasonally low levels during summer

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Chinese urea exports responding to market dynamics Rolling 12-Month Chinese Urea Exports and Urea Pricing Million Metric Product Ton (Left Axis); Urea Price $/Metric Ton (Right Axis) Source: Fertecon, Profercy, CRU Chinese urea exports increased during 2013 and 2014 as global urea pricing remained near peak levels and capacity was added Rolling 12-month urea exports peaked at 16.2 million metric tons during June 2015, approximately the high point of nameplate capacity additions Rolling exports have decreased by approximately 50% since the peak as global pricing has decreased, capacity additions have come online, and Chinese shutdowns and turndowns have increased Rolling 12 month Chinese exports FOB NOLA

Significant urea shutdowns have been observed in China Shutdowns reported on a full year, nameplate basis Observed temporary shutdowns includes plants that have been reported by Baiinfo to be in shutdown. See slide 17 for list of plants Confirmed temporary shutdowns include plants that have reported a temporary shutdown to Fert.cn and/or Baiinfo. See slide 17 for list of plants Represents the cumulative time that has elapsed since the initial report of the temporary shutdowns. See slide 17 for additional data Includes two anthracite lump plants with unreported initial turndown dates Sources: Fertecon, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis Chinese Urea Plants: Permanent Shutdowns and Plants Currently in Temporary Shutdown(1) Million Product Metric Tons >9 Months Duration of Chinese Temporary Shutdowns(4) 2.4 1.2 0.3 >9 Months 6-9 Months 3-6 Months Uncertain(5) Permanent Shutdowns Confirmed Temporary Shutdowns(3) Observed Temporary Shutdowns(2) 2.4 2.4 0.8 1.2 0.3 7.7 MMT 0.5 6-9 Months Permanent and Temporary Shutdowns Permanent Shutdown 0 2 4 6 8 10 12 14 2012 2013 2014 2015 2016 2017

Expected net new capacity additions well below projected global demand growth post 2017 CF Projected Global Gross Urea Capacity Additions(1) Thousand Product Metric Tons Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis 3% Growth: 5.3M 2% Growth: 3.5M See slide 16 for details of the 2017-2019 projected additions See slide 17 for details of the 2017-2019 assumed closures The Enid capacity addition includes approximately 200k metric tons of ammonia; the Borger and Beulah capacity additions are upgraded products only, representing no new nitrogen production Capacity additions and closures on a nameplate basis Wever Enid(3) Borger(3) (5,100) (8,800) (1,700) (3,300) (500) - 16,600 5,300 3,800 2,000 2,800 700 Closures(2): Net Additions: Sub-Sahara Africa - 1,300 10,600 Grand Total Beulah(3) (5,500) 16,100 2017-2021 Total 51,900 32,500 (19,400)

Projected new global urea plants (2017-2021)

Country	Company	City/Province	Feedstock	Capacity – K Metric Product Tons[1]	Year of Addition
Bolivia	Epihara	Carrasco	Natural Gas	700	2017
China	Tonghua Chemical Co	Jilin	Anthracite powder	300	2017
China	Henan Xin Lian Xin (XLX)	Jiangxi	Anthracite powder	600	2017
China	Luxi Chem	Shandong	Anthracite powder	500	2017
China	Shandong Ruixing	Shandong	Thermal	800	2017
Russia	PhosAgro-Cherepovets	Cherepovets	Natural Gas	500	2017
United States	Agrium	Borger, TX	Natural Gas	580	2017
United States	Koch Nitrogen Co.	Enid, OK	Natural Gas	810	2017
United States	Iowa Fertilizer Co.	Wever, IA	Natural Gas	710	2017
				5,500	**Subtotal**
Azerbaijan	Azerkimya (SOCAR)	Sumgayit	Natural Gas	660	2018
China	Yangmei	Hebei	Thermal	900	2018
China	Haohua-Junhua Group	Henan	Thermal	520	2018
China	Hualu-Hengsheng	Shandong	Thermal	1,000	2018
Indonesia	PT Petrokimia Gresik II	Gresik	Natural Gas	660	2018
Iran	Lordegan Petrochemical	Lordegan	Natural Gas	1,200	2018
United States	Dakota Gasification	Beulah, ND	Natural Gas	360	2018
				5,300	**Subtotal**
China	Yili Resource	Inner Mongolia	Anthracite powder	1,040	2019
China	JAMG	Jiangsu	Thermal	520	2019
Turkmenistan	Turkmenhimiya	Garabogaz	Natural Gas	1,160	2019
Uzbekistan	JSC Navoiazot	Navoi	Natural Gas	580	2019
				3,300	**Subtotal**
Kazakhstan	Kazazot	Kazazot	Natural Gas	700	2020
				700	**Subtotal**
Nigeria	Dangote	Edo State	Natural Gas	1,300	2021
				1,300	**Subtotal**
				16,100	**Grand Total**

(1) Subtotals rounded to nearest 100k

Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

16

Urea plants in permanent and temporary shutdown

Plants included in closure forecast: *5,500 K Tons 2017-2021*

Country	Company	Feedstock	Source	Initial Report of Shutdown (1)	Capacity – K Metric Product Tons	Year of Assumed Closure
China	Cangzhou Dahua Group	Natural Gas	Fert.cn	Apr, 2016	150	2017
China	Asid Chemicals Ltd	Anthracite Lump	Fert.cn	Jan, 2016	300	2017
China	LTH (LuTianHua)	Natural Gas	Fert.cn	Jan, 2016	650	2017
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	80	2017
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	100	2017
China	Haolianghe Fertilizer Co	Anthracite Powder	Fert.cn	July, 2016	110	2017
China	Zhangqiu Riyue Chemical Industry Co	Anthracite Lump	Fert.cn	July, 2016	160	2017
China	Wulashan Chemical Fertilizer Co(2)	Anthracite Lump	Fert.cn	Feb, 2017(2)	150	2017
					1,700	**2017 total**
China	Chishui Chitianhua	Natural Gas	Fert.cn	Dec, 2016	720	2018
China	Jinxin Chemical Co Ltd	Thermal	Fert.cn	July, 2016	800	2018
China	Hebei Gaocheng Fertilizer Plant	Anthracite Lump	Baiinfo	Sep, 2016	150	2018
China	Jiangsu Jiangyan Fertilizer	Anthracite Lump	Baiinfo	Sep, 2016	300	2018
China	Liuguo Chemical Stock Co Ltd	Anthracite Lump	Fert.cn	Unreported	230	2018
China	Handan Jinan Chemical Co	Anthracite Lump	Fert.cn	Unreported	100	2018
Kuwait	PIC	Natural Gas	ICIS	Jan, 2016(3)	1,000	2018
					3,300	**2018 total**
China	China Guodian Corp	Thermal	Fert.cn	Nov, 2016	500	2019
					500	**2019 total**
					5,500	**2017-2019 Subtotal**

Chinese plants in observed temporary shutdown: *3,200 K Tons currently*

Country	Company	Feedstock	Source	Initial Report of Shutdown (1)	Capacity – K Metric Product Tons	Year of Assumed Closure
China	Fujian Shunchange Fubao Industry	Anthracite Lump	Baiinfo	Aug, 2016	140	N/A
China	Hebei Cangzhou Dahua	Natural Gas	Baiinfo	Aug, 2016	450	N/A
China	Jilin Tonghua	Anthracite Lump	Baiinfo	Aug, 2016	120	N/A
China	Ningxia Petrochemical	Natural Gas	Baiinfo	Aug, 2016	700	N/A
China	Shandong Mingshui Danhua Group	Anthracite Lump	Baiinfo	Aug, 2016	600	N/A
China	Shijiazhuang Zhengyuan Fertilizer	Thermal	Baiinfo	Aug, 2016	400	N/A
China	Hubei Yihua Chemical	Anthracite Lump	Baiinfo	Sep, 2016	400	N/A
China	Liaoning Benxi	Anthracite Lump	Baiinfo	Oct, 2016	130	N/A
China	Zhejiang Juhua	Anthracite Lump	Baiinfo	Oct, 2016	150	N/A
China	Hubei Yihua Xishui	Anthracite Lump	Baiinfo	Nov, 2016	110	N/A
					3,200	**Subtotal**
					8,700	**Grand Total**
					7,700	**Chinese Total**

(1) For those plants in observed temporary status, initial report date of Aug 2016 or prior
(2) Q1 2017 permanent shutdown
(3) Announced intention to close plant
Sources: Fertecon, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

CF
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Plants excluded from CF's view of new global capacity (2017-2021) that CRU included in their forecast

	Country	Company	City/Province	Feedstock	Capacity – K Metric Product Tons[1]	CRU Year of Addition	Reason CF Excludes
Plants not assumed to be completed through 2021	China	Inner Mongolia Berun Chemical Co	Inner Mongolia	Coal	520	2017	Unable to verify
	China	Shaanxi Heimao Coking Co., Ltd	Shaanxi	Coal	480	2017	Assumed delayed, no recent update available
	China	Wulan Coal Group Erdos I	Inner Mongolia	Coke-Oven Gas	1,200	2018	Postponed, construction unlikely to start within next two years
	India	Chambal Fertilizer - Gadepan III	Gadepan	Natural Gas	1,350	2020	Assume delayed, no update since Jan 2016. Not included in Fertecon forecast
	Russia	Togliattiazot III	Togliattiazot	Natural Gas	730	2020	Assumed to start post-2021
	Tajikistan	ATZ Vakhsh Expansion	Vakash	Natural Gas	300	2020	Believe project delayed per industry source
	Iran	Lavan Development Industry Company	Lavan	Natural Gas	540	2021	Delays due to previous embargo. Not included in Fertecon forecast
	Russia	Uralchem Perm Expansion	Perm	Natural Gas	120	2021	Believe project delayed per industry source
					5,200		**Plants CF Excludes**
Timing or definitional differences	India	Matix Panagarh	Pernagah	Coal Gas	1,300	2017	Plant complete in 2016
	Iran	Pardis III	Pardis	Natural Gas	1,070	2017	Plant complete in 2016
	Romania	Amonil Slobozia	Slobozia	Natural Gas	720	2017	Plant restart, not new capacity
	USA	CF Port Neal II	Port Neal, IA	Natural Gas	1,230	2017	Started in 2016
	Turkmenistan	Turkmenistan Garabogaz	Garabogaz	Natural Gas	1,160	2018	Assumed to start in 2019
	China	Jiangsu Linggu Jiangyan	Jiangsu	Coal	800	2019	Plant completed in 2015
					6,300		**Timing/Definitional Differences**

(1) Subtotals rounded to nearest 100k

Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, Industry Sources, Industry Participants, CF analysis

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U.S. and Canada combined remain a significant importer of nitrogen products U.S. imports, including from Canada, average approximately 1.8 million tons more than the combined U.S. and Canada import total shown on the chart above Sources: USDOC, TFI, CF Total U.S. and Canada Import Volume(1) Million Nutrient Tons – Calendar Year 0 2 4 6 8 10 12 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F

CF has the premier North American network CF Industries is the largest nitrogen producer in North America with flexible production and output and outstanding domestic and export logistical capability Primarily a pure play nitrogen manufacturing company, focused on North America Largest production base and distribution network in North America with seven manufacturing facilities, 24 owned plus additional leased distribution facilities Five of CF’s North American production facilities can shift product mix between UAN and urea This flexibility allows the company to rapidly react to evolving market conditions and changing pricing dynamics Product shipped via all modes: Deepwater vessel Barge (river and ocean) Unit train Pipeline Truck Each facility has access to more than one shipping mode Source: IFDC North America’s Largest Producer (Million Nutrient Tons, 2017) North American Potential Output (Million Product Tons, 2017) Aerial view of Donaldsonville docks UAN: 8.7 Urea: 4.8 NH3: 3.0 AN: 0.9 UAN: 5.2 Urea: 5.8 NH3: 3.7 AN: 1.0 Maximize UAN Maximize Urea Total: 17.4 Total: 15.7 0.0 2.0 4.0 6.0 8.0 All Others PCS Koch Agrium CF Industries

Best North American distribution capabilities with a global reach


Medicine Hat
Port Neal
Verdigris
Woodward
Yazoo City
Donaldsonville
Courtright
Rycroft
Vanscoy
Brandon
Ritzville
Velva
Grand Forks
Glenwood
Pine Bend
Spencer
Garner
Blair
Fremont
Aurora
Palmyra
Albany
Seneca
Huntington
Kingston Mines
Frankfort
Terre Haute
Cowden
Mount Vernon


UK
Ability to export to mainland Europe
Billingham
Ince

Barge
UAN to East Coast United States

Vessel
Exports to Europe and Africa

Barge
UAN to Texas coast

Vessel
Exports to South America and Asia, transport to West Coast United States

Location Key[(1)]

- CF nitrogen complex
- CF ammonia terminal
- CF ammonia and UAN terminal
- CF urea warehouse

(1) Represents CF owned facilities

Transportation Optionality

Ammonia Pipeline
- Magellan Pipeline
- NuStar Pipeline

Water
- River barge
- Ocean barge
- Ocean vessel

Rail
- Courtright: CN, CSX
- Donaldsonville: UP
- Medicine Hat: CP
- Port Neal: UP
- Verdigris: BNSF
- Woodward: BNSF
- Yazoo City: CN

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Port Neal Urea Load Out Capital Allocation and Structure

CF’s capital allocation philosophy Commitment to investment grade metrics over long term Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and investments are cash flow accretive on a per share basis Consistently return excess cash to shareholders in a timely fashion: historic bias towards share repurchases Philosophy remains unchanged Near-term priority: focus on liquidity ~$1.3 billion in cash on balance sheet as of March 31, 2017 $750 million undrawn revolver as of March 31, 2017(1) ~$800 million cash tax refund expected to be received in Q3 2017 New capital expenditures for 2017 are estimated to be in range of $400-450 million for sustaining and other As of December 31, 2016 and as of March 31, 2017, company had approximately $183 million in costs accrued for work completed in 2016 related to capacity expansion projects. Most of this unpaid amount is subject of disputes between company and certain contractors and vendors. Actual cash expenditures will reflect any payments for these capacity expansion project amounts if or when they are made Debt capital structure As of March 31, 2017, company was in compliance with all applicable covenant requirements under its debt instruments Next de-levering opportunity: $800 million of senior notes due May 2018 $695 million availability as of March 31, 2017 (net of $55 million of outstanding letters of credit)

Appendix Donaldsonville Ammonia

Non-GAAP: reconciliation of Net (Loss) Earnings and EPS to Adjusted Net Earnings and Adjusted EPS

In millions	Three months ended March 31,			
	2017	2017 EPS Impact	2016	2016 EPS Impact
Net (loss) earnings/EPS attributable to common shareholders[1]	$ (23)	$ (0.10)	$ 26	$ 0.11
Selected Items included above:				
Unrealized net mark-to-market loss on natural gas derivatives	53	0.23	21	0.09
Transaction costs[2]	-	-	14	0.06
Loss on foreign currency transactions[3]	-	-	45	0.19
Capacity expansion project expenses	-	-	16	0.07
Unrealized loss on embedded derivative[4]	1	0.01	-	-
Gain on foreign currency derivatives	-	-	(3)	(0.01)
Income tax adjustments[5]	(20)	(0.09)	(19)	(0.08)
Total adjustments	34	0.15	74	0.32
Adjusted net earnings/adjusted EPS attributable to common shareholders	$ **11**	**$ 0.05**	**$ 100**	**$ 0.43**

(1) EPS defined as net (loss) earnings per diluted share
(2) Transaction costs relate to costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS
(3) Loss on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested
(4) Represents the change in fair value on the embedded derivative included within the terms of the company's strategic venture with CHS
(5) Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments

CF
25

Non-GAAP: reconciliation of Net (Loss) Earnings to EBITDA and Adjusted EBITDA EBITDA is defined as net (loss) earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the table above. The company has presented EBITDA and adjusted EBITDA because management uses these measures to track performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry Transaction costs relate to costs of various consulting and legal services associated with the company’s proposed combination with certain businesses of OCI and the company’s strategic venture with CHS Loss on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested Represents the change in fair value on the embedded derivative included within the terms of the company’s strategic venture with CHS In millions 2017 Q1 2016 Q3 2016 Q1 2015 Q3 Net (loss) earnings attributable to common stockholders $ (23) $ 26 Interest expense (income) - net 79 37 Income tax (benefit) provision (13) 15 Depreciation and amortization 205 146 Less: other adjustments (30) (17) EBITDA(1) $ 218 $ 207 Selected items included above: Unrealized net mark-to-market loss on natural gas derivatives $ 53 $ 21 Transaction costs(2) - 14 Loss on foreign currency transactions(3) - 45 Capacity expansion project expenses - 16 Unrealized loss on embedded derivative(4) 1 - Gain on foreign currency derivatives - (3) Total Adjustments $ 54 $ 93 Adjusted EBITDA(1) $ 272 $ 300

Non-GAAP: reconciliation of gross margin to adjusted gross margin In millions Gross Margin(1) 2016 Q3 Unrealized Loss on Natural Gas Derivatives Depreciation and Amortization(2) 2016 Q3 Adjusted Gross Margin(3) 2015 Q3 Ammonia 2016 Q1 $ 63 $ 7 $ 21 $ 91 2017 Q1 17 17 44 78 Urea 2016 Q1 60 6 25 91 2017 Q1 25 14 53 92 UAN 2016 Q1 78 6 58 142 2017 Q1 35 16 65 116 AN 2016 Q1 13 1 22 36 2017 Q1 19 2 19 40 Other 2016 Q1 3 1 10 14 2017 Q1 10 4 12 26 Segment gross margin as reported Represents the depreciation and amortization included in cost of sales Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance

2017 urea price range forecast is ~$210-245 per ton at the US Gulf; 2018 projected higher 2017 Monthly Delivered U.S. Gulf Urea Cost Curve(1)(2) Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons Assumptions on demand growth, exchange rates, coal, gas, and oil prices included in slide 29 Slide previously published as part of the ‘CF Industries Fall/Winter 2016 Investor Presentation’ dated November 15, 2016 and ‘2016 Full Year and Fourth Quarter Results’ dated February 15, 2017 20 0 5 10 15 Appx. 2017 Price Range Energy (N.G.) Other Cash Freight/Load Shipments: 16.8 MM ST Avg Appx. Monthly Range China – Advanced Inland High Energy (N.G) Other Cash Freight/Load Energy (Coal) 0 100 200 300 $400 North America Latin America MENA Other FSU Russia South Asia Indonesia China – Advanced Inland Low India Western Europe China – Advanced Coastal Ukraine Southeast Asia Eastern Europe Lithuania China – Natural Gas Low China – Anthracite Low China – Anthracite High China – Natural Gas High

Location Source 2015 2016 2017F Henry Hub NYMEX 2.63 2.51 3.07 TTF ICE 6.42 4.49 5.47 WEU-Russia Oil Index 7.30 4.35 5.37 Brent Crude NYMEX 54 44 55 Thermal SX Coal / 49 51 68 Anthracite Powder Woodmac 83 78 86 Anthracite 124 115 113 RMB/USD Bloomberg 6.28 6.63 6.85 USD/EUR Bloomberg 1.11 1.11 1.10 USD/GBP Bloomberg 1.53 1.36 1.27 Annual Average Energy Cost - Actual and Forecast(1) Gas Prices ($/MMBtu) Exchange Rates China Coal ($/tonne) Oil ($/Bbl) 2017 cost curve assumptions Slide previously published as part of the ‘CF Industries Fall/Winter 2016 Investor Presentation’ dated November 15, 2016 and ‘2016 Full Year and Fourth Quarter Results’ dated February 15, 2017 Demand Growth Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, CF Industries 0.3% 3.3% 1.5%